Exhibit 10.6.1

Amendment to
The Dow Chemical Company Elective Deferral Plan (Post 2004)
Restated and Effective September 1, 2017

Pursuant to Section 9.01 of The Dow Chemical Company Elective Deferral Plan (Post 2004) (the “Plan”), the undersigned hereby adopts the following amendments to the Plan, effective November 15, 2018, provided that these amendments shall not take effect unless one or more “DuPont transferees,” as defined in the paragraph added below to Section 2.19 of the Plan, becomes an Eligible Employee pursuant to that paragraph.
1. The following paragraph is added at the end of Section 2.19 of the Plan (definition of Eligible Employee):
An Eligible Employee, including for purposes of Section 7.08, shall include a DuPont transferee who is designated by the Administrator as eligible to participate in the Plan as a result of his or her transfer to the Company. A “DuPont transferee” for purposes of this paragraph means an individual who: (1) is transferred from employment with E.I. du Pont de Nemours and Company (“DuPont”) or a subsidiary or affiliate of DuPont to employment with the Company in preparation for or in connection with the Company Business Separation; and (2) unless determined otherwise by the Administrator, remains employed by the Company immediately after consummation of the Company Business Separation. For this purpose, the “Company Business Separation” is the separation of the material science business as described in “The Intended Business Separations” section of the final proxy statement/prospectus filed by DowDupont Inc. (formerly known as Diamond-Orion HoldCo, Inc.) with the Securities and Exchange Commission on June 10, 2016.
2. Section 2.29 of the Plan (definition of Participant) is amended to state:

2.29 Participant
“Participant” shall mean an Eligible Employee who is eligible and makes an election to participate in this Plan by filing a Participation Agreement as provided in Article IV.
3. The following paragraph is added at the end of Section 4.01(a):

A DuPont transferee as defined in Section 2.19 may be permitted to file a Participation Agreement prior to the beginning of the Plan Year in which he becomes an Eligible Employee, provided that the Administrator determines that such filing is practicable and consistent with the requirements of Code section 409A.

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/s/ BRYAN JENDRETZKE
Bryan Jendretzke
Global Benefits Director
The Dow Chemical Company

Reviewed by Plan Administrator:	/s/ MARIA CURRERI
Maria Curreri

Reviewed by Legal Department:	/s/ BRITA JOHNSON
Brita Johnson

Dated: December 31, 2018

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